UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Irwin Financial Corporation (the "Corporation") announced that on August 7, 2006, the Corporation signed an Asset Purchase Agreement with Freedom Mortgage Corporation of Mt. Laurel, NJ ("Freedom") under which Freedom will acquire substantially all of the Corporation's conforming conventional first mortgage loan production assets and related contractual commitments in the Corporation's mortgage banking line of business, which is currently housed at the Corporation's indirect subsidiary, Irwin Mortgage Corporation. Under the agreement, Freedom will offer employment to nearly all staff associated with the assets it is purchasing.

The assets sold to Freedom exclude the mortgage servicing operations and the mortgage servicing rights asset ("MSRs") associated with this line of business. The Corporation is pursuing a separate sale of the mortgage servicing operations and MSRs. The Corporation anticipates the sale of assets to Freedom and the separate sale of the servicing assets to close in the third quarter 2006.

The Corporation will be retaining its reinsurance subsidiary, Irwin Reinsurance Corporation.

The purchase price for the assets sold to Freedom was not disclosed. The Corporation estimates its exit costs for this line of business will be approximately $20 million.

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

In connection with the Corporation's sale of assets in its mortgage banking line of business as set forth in Item 1.01 above, which is incorporated herein by reference, the Corporation committed to an exit plan for this line of business on August 7, 2006, pursuant to which the Corporation expects to incur the following expenses:

(in millions)		Pretax charges incurred through June 30, 2006	Currently estimated pretax charges in future quarters	Estimated Total
Restructuring Costs:

Employee termination/retention/ incentive costs	$	NM	$5.0	$5.0
Contract termination costs		$-	$9.3	$9.3
Direct selling costs (bankers, legal, accounting, etc.)		$2.7	$-	$2.7
Impairment of assets		$3.0	$-	$3.0
Other associated costs		$-	$-	$-

Total restructuring costs		$5.7	$14.3	$20.0

The figures in the table above represent management's current estimate of disposal costs for its mortgage production and servicing operations in excess of sales proceeds. It does not reflect any potential gain (or loss) on the Corporation's planned sale of MSRs.

ITEM 8.01. OTHER EVENTS.

(a)      The Corporation announced that its Board of Directors has authorized management to undertake the repurchase of up to two million shares or up to $50 million of common stock of the Corporation. The repurchases will occur from time to time based on factors mentioned in the Corporation's press release, attached as Exhibit 99.1 to this Report on Form 8-K.

(b)      The Corporation announced it will hold a conference call on August 7, 2006 at 1:00 p.m. EDT in connection with the signing of an agreement between the Corporation and Freedom Mortgage Corporation as stated in Item 1.01 above in this Report on Form 8-K, and in connection with the authorization by the Corporation's Board of Directors of a share repurchase program by the Corporation as stated in this Item 8.01(a) above in this Report on Form 8-K. Details of the conference call are contained in the Corporation's press release, attached as Exhibit 99.1 to this Report on Form 8-K.

About Forward-Looking Statements

This Report on Form 8-K and the attached press release contain, and statements made on the conference call to be held, referenced above in Item 8.01, may contain, forward-looking statements that are based on management's expectations, estimates, projections and assumptions. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Words that convey our beliefs, views, expectations, assumptions and estimates or similar language, or that indicate events we believe could, would, should, may or will occur (or might not occur) or are likely (or unlikely) to occur, and similar expressions, are intended to identify forward-looking statements, which include all statements in connection with the expected sale of mortgage assets and the implementation of a share repurchase program, other than statements of historical fact. Actual future results may differ materially from what is projected due to a variety of factors, including, but not limited to, unforeseen difficulties the parties may experience in completing the transaction as currently contemplated, including a material adverse change in the business or a failure to meet closing conditions, which would affect the Corporation's plans to proceed with its share repurchase program; or unanticipated regulatory constraints. We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the Securities and Exchange Commission.

The August 7, 2006 press release is attached as Exhibit 99.1. The filing under Item 8.01 is made for purposes of Regulation FD.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     d.) Exhibits
Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation dated August 7, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: August 7, 2006	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation dated August 7, 2006.